UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant

[x]   Filed by a Party other than the Registrant

[  ]

Check the appropriate box:

[  ]

Preliminary Proxy Statement

[  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]

Definitive Proxy Statement

[x]

Definitive Additional Materials

[  ]

Soliciting Material pursuant to § 240.14a-12

Synthesis Energy Systems, Inc.

(Name of Registrant as specified in its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]

No fee required

[  ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which the transaction applies:

________________________________________________

(2)

Aggregate number of securities to which the transaction applies:

________________________________________________

(3)

Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________

(4)

Proposed maximum aggregate value of the transaction:

________________________________________________

(5)

Total fee paid:

________________________________________________

[  ]

Fee paid previously with preliminary materials

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)

Amount previously paid: ________________________________________________

(2)

Form, Schedule or Registration Statement:  __________________________________

(3)

Filing Party: __________________________________________________________

(4)

Date Filed:____________________________________________________________

SUPPLEMENT NO. 1 TO PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 10, 2009

Dear stockholders of Synthesis Energy Systems, Inc.:

As you know, Synthesis Energy Systems, Inc. is holding its annual meeting of stockholders on February 10, 2009.  Previously, we sent to you the proxy statement dated January 8, 2009.  This supplement no. 1 to the proxy statement, which we refer to as the supplement, is provided to supplement the information contained in the proxy statement.

One of the items which you are being asked to vote on is certain amendments to our Certificate of Incorporation, as described in more detail in Proposal 2 of the proxy statement.  The proxy statement which was sent to you previously incorrectly stated that the affirmative vote of the holders of a majority of the shares of common stock, entitled to vote and represented at the annual meeting, in person or by proxy, is required to approve the amendments to our Certificate of Incorporation.  In fact, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to approve the amendments to our Certificate of Incorporation, which is a higher threshold than was previously disclosed.

As described in the proxy statement, our Board of Directors recommends a vote for the amendments to the Certificate of Incorporation.

In addition, we have decided to engage Georgeson Inc. to assist in the solicitation of proxies for a fee of $8,500, plus other out-of-pocket expenses. Their services are in addition to any solicitation by our directors, officers and regular employees, as described in the proxy statement.

Your vote is very important.  As noted above, the amendments to our Certificate of Incorporation cannot be completed unless they are approved by the affirmative vote of holders of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting.  If you fail to vote on the approval of the amendments, the effect will be the same as a vote against approval of the amendments.

Any questions about this supplement can be directed to Ann Tanabe, Vice President of Investor Relations, at our offices, Three Riverway, Suite 300, Houston, Texas 77056.

Timothy E. Vail
President and Chief Executive Officer

This supplement is dated January 27, 2009 and is first being mailed to stockholders on or about January 28, 2009.